Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-104493

                                                           Prospectus Supplement
                                            (to Prospectus dated April 24, 2003)


                            LNR PROPERTY CORPORATION

         5.5% Contingent Convertible Senior Subordinated Notes Due 2023

This Prospectus Supplement supplements the Prospectus dated April 24, 2003 relating to $235,000,000 aggregate principal amount of our 5.5% Contingent Convertible Senior Subordinated Notes Due 2023 and the shares of our common stock into which those Notes are convertible.

The following are the Selling Securityholders at the date of this Prospectus Supplement. We obtained the information about Notes beneficially owned and that may be offered by the Prospectus, and about shares of Common Stock beneficially owned, from the individual Selling Securityholders. We have not attempted to verify that information.

                                                        Principal Amount of Notes
            Selling Securityholder                 Beneficially Owned and That May Be     Number of Shares of Common
                                                       Offered by this Prospectus        Stock Beneficially Owned(1)
-----------------------------------------------    ----------------------------------    -----------------------------
Innovest Finanzdienstle                                    $1,500,000                                        33,127
S.A.C. Capital Associates, LLC                             $2,000,000                                        44,169
BNP Paribas Equity Strategies, SNC                        $11,571,000                                       255,543
CooperNeff Convertible Strategies (Cayman)
   Master Fund, LP                                         $7,917,000                                       174,845
Context Convertible Arbitrage Offshore Ltd.                  $415,000                                         9,165
Context Convertible Arbitrage Fund, LP                       $665,000                                        14,686
Arkansas PERS                                                $385,000                                         8,502
ICI American Holdings Trust                                  $125,000                                         2,760
Zeneca Holdings Trust                                        $135,000                                         2,981
Delaware PERS                                                $540,000                                        11,925
Syngenta AG                                                   $90,000                                         1,987
Prudential Insurance Co of America                            $35,000                                           772
Boilermakers Blacksmith Pension Trust                        $500,000                                        11,042
State of Oregon/Equity                                     $1,700,000                                        37,544
Duke Endowment                                                $95,000                                         2,098
Louisiana CCRF                                                $70,000                                         1,545
Delta Airlines Master Trust                                  $225,000                                         4,969
Froley Revy Investment Convertible Security
   Fund                                                       $55,000                                         1,214
Sturgeon Limited                                           $1,512,000                                        33,392
JP Morgan Securities Inc.                                 $12,750,000                                       281,581

                                                        Principal Amount of Notes
            Selling Securityholder                 Beneficially Owned and That May Be     Number of Shares of Common
                                                       Offered by this Prospectus        Stock Beneficially Owned(1)
-----------------------------------------------    ----------------------------------    -----------------------------
Akela Capital Master Fund, Ltd.                            $5,000,000                                       110,424
Laurel Ridge Capital LP                                    $1,000,000                                        22,084
Alpine Associates                                          $9,700,000                                       214,222
Alpine Partners, L.P.                                      $1,300,000                                        28,710
Tribeca Investments L.T.D.                                 $2,000,000                                        44,169
Grace Convertible Arbitrage Fund, Ltd.                     $5,000,000                                       110,424
LLT Limited                                                  $156,000                                         3,445
Wachovia Securities Inc.                                   $8,500,000                                       187,720
Common Fund Event Driven Co, Ltd. c/o Levco                   $65,000                                         1,435
Levco Alternative Fund Ltd.                                $2,197,000                                        48,520
Citi JL Ltd.                                                  $87,000                                         1,921
Lyxor/JLC Fund Ltd.                                          $167,000                                         3,688
Purchase Associates, L.P.                                    $484,000                                        10,689
Highbridge International LLC                              $33,000,000                                       728,798
Forest Fulcrum Fund LLP                                      $404,000                                         8,922
BGI Global Investors c/o Forest Investment
   Management LLC                                            $168,000                                         3,710
Forest Multi-Strategy Master Fund SFC, on
   behalf of Series F, Multi-Strategy
   Segregated Portfolio                                      $204,000                                         4,505
Zurich Master Hedge Fund c/o Forest Investment
   Management LLC                                            $260,000                                         5,742
Forest Global Convertible Fund Series A-5                  $1,896,000                                        41,872
Lyxor Master Fund c/o Forest Investment
   Management LLC                                            $632,000                                        13,957
Relay 11 Holdings c/o Forest Investment
   Management LLC                                             $80,000                                         1,766
RBC Alternative Assets LP c/o Forest
   Investment Management LLC                                 $160,000                                         3,533
RBC Alternative Assets LP                                    $500,000                                        11,042
Sphinx Convertible Arbitrage c/o Forest
   Investment Management LLC                                  $40,000                                           883
Banc of America Securities LLC                             $3,750,000                                        82,818
Sunrise Partners Limited Partnership                      $13,875,000                                       306,426
Man Convertible Bond Master Fund, Ltd.                     $3,622,000                                        79,991
St. Thomas Trading, Ltd.                                  $10,378,000                                       229,196
Arbitex Master Fund L.P.                                   $3,000,000                                        66,254
Thomas Weisel Partners                                       $350,000                                         7,729

                                                        Principal Amount of Notes
            Selling Securityholder                 Beneficially Owned and That May Be     Number of Shares of Common
                                                       Offered by this Prospectus        Stock Beneficially Owned(1)
-----------------------------------------------    ----------------------------------    -----------------------------
Deutsche Bank Securities Inc.                              $2,395,000                                        52,893
DBAG Tewksbury Capital                                       $250,000                                         5,521
Zurich Institutional Benchmarks Master Fund LTD            $2,050,000                                        45,273
Zazove Income Fund L.P.                                    $2,850,000                                        62,941
Zazove Hedged Convertible Fund L.P.                        $2,850,000                                        62,941
Zazove Convertible Arbitrage Fund L.P.                     $3,550,000                                        78,401
HFR CA Select Fund                                         $1,050,000                                        23,189
San Diego County Employees Retirement
   Association                                             $1,650,000                                        36,439
Sage Capital                                               $5,500,000                                       121,466
Royal Bank of Canada                                       $1,000,000                                        22,084
CQS Convertible & Quantitative Strategies
   Master Fund Limited                                    $16,000,000                                       353,356
Banc of America Securities LLC                               $250,000                                         5,521
                                                         ------------                                     ---------
                                                         $189,655,000                                     4,188,467


(1) Including the shares the selling securityholder would acquire if the selling securityholder converted all its Notes.

August 1, 2003